EXHIBIT 4.04(E)



                THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

     This THIRD AMENDMENT (this "Amendment"), dated as of June 28, 1996, by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), THE PEASANT RESTAURANTS, a Delaware corporation having its principal place of business at 489 Peachtree Street, N. E., Atlanta, Georgia 30308 ("Peasant"), MORTON'S OF CHICAGO, Inc. an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum,
Peasant and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), THE FIRST NATIONAL BANK OF BOSTON, as Agent (the "Agent") for the lenders (as defined in the Credit Agreement referred to below), and THE FIRST NATIONAL BANK OF BOSTON ("FNBB") in its individual capacity as a Lender, amends (a) the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as amended by the First Amendment dated as of February 14, 1996 (the "First Amendment"), the Second Amendment dated as of March 5, 1996 (the "Second Amendment"), a letter agreement dated as of May 2, 1996 (the "Supplemental Agreement"), and as the same may be further amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Agent, and the Lenders, and (b) the Supplemental Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     WHEREAS, the Borrowers have requested the Lenders agree to extend the maturity of the credit facilities provided for in the Credit Agreement, and to amend certain over provisions of the Credit Agreement and the Supplemental Agreement; and

     WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to so amend the Credit Agreement and the Supplemental Agreement;

     NOW THEREFORE, the parties hereto hereby agree as follows:

     ss.1. Amendments to Credit Agreement and Supplemental Agreement. Subject to the satisfaction of the conditions precedent set forth in ss. 3 hereof, the Credit Agreement and the Supplemental Agreement are hereby amended as follows:

     ss.1.1. New Definitions. Section 1 of the Credit Agreement is hereby amended by adding the following new definitions to Section 1 in the appropriate places in the alphabetical sequence:

     "Available Net Cash Proceeds. As to any particular transaction consisting of a Permitted Disposition, 50% of the Net Cash Proceeds thereof (excluding the first $1,605,000 of the total Net Cash Proceeds, determined on an aggregate cumulative basis, received from and after January 1, 1996 with respect to all such Permitted Dispositions), but, in any event, for purposes hereof, the total Available Net Cash Proceeds shall not be more than $5,000,000 on an aggregate, cumulative basis with respect to all such Permitted Dispositions."




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     "CNL. CNL Financial I, Inc., a Florida  corporation."

     "CNL Collateral.  See the definition of CNL Liens in this ss.1.

     "CNL Indebtedness. Indebtedness of Morton's and certain of its Subsidiaries (Morton's of Chicago/Atlanta, Inc. and Morton's of Chicago/Denver, Inc.) to CNL, not exceeding $2,500,000 in total principal amount, in respect of a term loan made by CNL to Morton's, maturing ten (1O) years after such loan is made, with equal monthly amortization of principal and bearing interest at a rate per annum not exceeding the annual interest rate provided for in the commitment letter dated June 6, 1996 from CNL to Quantum (a copy of which has been provided to the Agent by Quantum), and otherwise upon terms and pursuant to documentation in form and substance satisfactory to the Majority Lenders.

     "CNL Liens. Liens and security interests in favor of CNL, with respect only to the assets of those two certain existing Morton's Restaurants located at 1710 Wynkoop Street, Denver, Colorado and 303 Peachtree Street N.E., Atlanta, Georgia, respectively (the "CNL Collateral"), securing only the CNL Indebtedness."

     "Net Cash Proceeds. With respect to any sale, lease, transfer or other disposition of any asset or the sale of any capital stock or any warrants, rights or options to acquire capital stock, by any Person, the excess of (i) the gross cash proceeds received by such Person from the sale or disposition of any such asset (including such capital stock, warrants, rights or options) of such Person plus, as and when received, all cash payments received subsequent to such sale or disposition representing (A) any deferred purchase price therefor or (B) any cash proceeds from the sale or other disposition of any cash equivalents (or any deferred purchase price obligations) received therefor over (ii) the sum of
(A) a reasonable reserve for any liabilities payable incident to such sale or disposition, (B) the reasonable direct costs and expenses incurred by such Person in connection with such sale or disposition (including, without limitation, reasonable brokerage fees and commissions), (C) all payments actually made on any Indebtedness (other than the Obligations) or other obligations which are secured by any assets subject to such sale or disposition which are required to be repaid out of the proceeds from such transaction and
(D) actual tax payments made or to be made in connection therewith".

     "Permitted Disposition(s). Proposed Dispositions which are permitted by ss.
10.12 hereof (or otherwise effected pursuant to transactions expressly approved in writing by the requisite Lenders hereunder)."

     "Proposed Disposition(s). The sale or other disposition of some or all of the assets or capital stock (except that, in the case of the sale or disposition of the capital stock of any particular Person, all of the issued and outstanding capital stock of such Person must be sold or otherwise disposed of pursuant to such sale or disposition) of Peasant Holdings, Peasant, the Peasant Subsidiaries, Mick's and/or the Mick's Subsidiaries."

     "Revolving Credit Share. At any time of determination, the fraction whose numerator is the then applicable Revolving Credit Commitment Amount and whose denominator is the Total Exposure."


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                                      -3-

     "Term Loan Share. At any time of determination, the fraction whose numerator is the then applicable outstanding principal of the Term Loans and whose denominator is the Total Exposure."

     "Total Exposure. At any time of determination, the sum of the then outstanding principal of the Term Loans plus the then applicable Revolving Credit Commitment Amount."

     ss.1.2.  Changes in Certain Definitions.

     (a) The definition of Excluded Non-Cash Charges in Section 1 of the Credit Agreement (as added by the First Amendment to the Credit Agreement) is hereby amended to read as follows:

     "Excluded Non-Cash Charges. For any period, the non-cash expenses and noncash accounting charges incurred by the Companies in connection with the Permitted Dispositions, all as determined in accordance with generally accepted accounting principles."

     (b) The definition of Final Maturity Date in Section 1 of the Credit Agreement is hereby amended to read as follows:

     "Final Maturity Date: December 31, 2001."

     (c) References to "Quantum" in the Credit Agreement and the other Loan Documents shall be deemed to be references to Morton's Restaurant Group, Inc., a Delaware corporation which, prior to May 9, 1996, was formerly known as Quantum Restaurant Group, Inc.

     ss.1.3. Mandatory Reductions. Section 2.1(b) of the Credit Agreement is hereby amended by adding the following new paragraph (iii):

          "(iii) Mandatory Reductions. The Revolving Credit Commitment Amount shall be automatically and immediately reduced from time to time by the Revolving Credit Share of the Available Net Cash Proceeds (if any) received by the Companies in respect of each Permitted Disposition (but only to the extent that the aggregate, cumulative Available Net Cash Proceeds do not exceed $5,000,000), in each case allocated pro rata among the Lenders in accordance with their respective Commitment Percentages (the "Mandatory Reductions"). No such reduction of the Revolving Credit Commitment Amount shall be subject to reinstatement."

          ss.1.4. Term Loan Principal Payments.

          (a) Section 2.6(c) of the Credit Agreement is hereby amended to read as follows:

               "(c) Repayments of Principal of Term Loan.

               (i) Scheduled Payments. The Borrowers jointly and severally promise to pay to the Agent for the ratable accounts of the Lenders the principal of the Term Loan in quarterly installments of $800,000 per installment, each due and payable on the last day of each calendar quarter of each calendar year, commencing September 30, 1997, and


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with a final payment due and payable on the Final Maturity Date in an amount equal to the then unpaid principal balance of the Term Loan.

               (ii) Mandatory prepayments. The Borrowers jointly and severally shall be obligated to make prepayments in respect of the principal of the Term Loan immediately at the time of each Permitted Disposition in an amount equal to the Term Loan Share of the Available Net Cash Proceeds (if any) received by the Companies in respect of such Permitted Disposition (but only to the extent that the aggregate, cumulative Available Net Cash Proceeds do not exceed $5,000,000), in each case payable to the Agent for application in respect of the Term Loan to the ratable accounts of the Lenders (the "Mandatory Prepayments"). Prior to the earlier to occur of (A) the aggregate cumulative amount of principal repaid or prepaid in respect of the Term Loan being equal to at least $1,600,000, or (B) December 31, 1997, the Mandatory Prepayments shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the direct order of their maturity; otherwise, any and all Mandatory Prepayments made hereunder shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the inverse order of their maturity. No such Mandatory Prepayments with respect to the Term Loan may be reborrowed."


     (b) Section 2.6(d) of the Credit Agreement is hereby amended by deleting the third and fourth sentence thereof and inserting in their places the following:


     "Prior to the earlier to occur of (A) the aggregate amount of principal repaid or prepaid in respect of the Term Loan being equal to at least $1,600,000, or (B) December 31, 1997, prepayments hereunder shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the direct order of their maturity; otherwise, any and all prepayments made hereunder shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the inverse order of their maturity. No such amount repaid or prepaid with respect to the Term Loan may be reborrowed."

          ss.1.5. Asset Disposition Reporting Requirements. Section 9.4 of the Credit Agreement is hereby amended by re-designating paragraph (h) thereof as paragraph (i) thereof, and inserting the following new paragraph (h) into ss.9.4 between paragraph (g) and paragraph (i):

               "(h) as soon as practicable but, in any event, concurrently with the consummation of each Permitted Disposition, copies of the material definitive contracts, agreements and instruments evidencing or relating to such Permitted Disposition and a computation in reasonable detail of the Net Cash Proceeds, Available Net Cash Proceeds, Mandatory Reductions (if any) of the Revolving Credit Commitment Amount, and Mandatory Prepayment (if any) of the Term Loan arising from or otherwise relating to such Permitted Disposition."

     ss.1.6. Indebtedness. Section 10.1 of the Credit Agreement is hereby amended by deleting the word "and" from the end of ss.10.1(k), changing the period at the end of ss.10.1(l) to a semi-colon, inserting the word "and" immediately after such new semi-colon, and adding the following new ss. 10.1(1):



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                                      -5-


     "(m) the CNL Indebtedness."

     ss.1.7. Liens. Section iO.4 of the Credit Agreement is hereby amended by deleting the word "and" from the end of ss.10.4(g), changing the period at the end of ss.10.4(h) to a semi-colon, inserting the word "and" immediately after such new semi-colon, and adding the following new ss.10.4(i) immediately after ss.10.4(h):

     "(i) the CNL  Liens."

     ss.1.8. Asset Dispositions. Section 10.12 of the Credit Agreement is hereby amended by adding the following at the end of ss. 10.12, immediately before the period:

     "; provided, however, so long as no Default or Event of Default is continuing, none would result from (or exist after giving effect to) the applicable Proposed Disposition and in connection therewith the Companies timely then comply with the applicable provisions of ss.ss.2.1(b), 2.6(c), and 9.4(h) hereof, the Companies may effect one or more Proposed Dispositions on arms-length terms for fair market value received in consideration thereof."

     ss.1.9. Consents, Etc. Clause (g) of Section 21 of the Credit Agreement is hereby amended by adding the following at the end of the final parenthetical expression at the end of clause (g), immediately prior to the end of such final parenthetical expression and inserted within the parentheses:

               "; and except for (i) the release of the CNL Collateral as provided in ss.24 hereof as in effect immediately after the effectiveness of the Third Amendment, dated as of June 28, 1996 (the "Third Amendment") to this Credit Agreement, and (ii) certain (A) dispositions of Collateral (whether assets or capital stock) and (B) in the case only of the applicable disposition of all of the capital stock of any applicable Person, releases of the Obligations only of such applicable disposed Person and its Subsidiaries, in each case (whether under clause (A) or clause (B) or both) in transactions that are permitted by ss.10.12 hereof as in effect immediately after the effectiveness of the Third Amendment."

          ss.1.10. Notices. Section 18(d) of the Credit Agreement is hereby amended to read as follows:

               "(d) if to FNBB, or the Agent, at its Head Office, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Robert W. MacElhiney, or such other address for notice as FNBB, or the Agent, as the case may be, shall last have furnished in writing to the Person giving the notice;"

               ss.1.11. Procedures For Releases of Collateral. Section 24 of the Credit Agreement is hereby amended by adding the following new paragraphs at the end of ss.24:

               "In the event of the Permitted Disposition of the assets or the capital stock of applicable Persons pursuant to, and in accordance with ss.10.12 hereof, the Agent shall (and shall be authorized and permitted, on behalf of the Lenders, to) release only its



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security interests and liens on, as the case may be, such disposed assets or capital stock, and to release the Obligations only as to such applicable disposed Person and its Subsidiaries (and the security interests and liens on the assets of such disposed Person and its Subsidiaries securing such Obligations) in the case of any such Permitted Disposition of all of the capital stock of such applicable disposed Person, all upon the written request and at the expense of the Borrowers, in each case without impairing or otherwise affecting any of Obligations as to any other Person (including the joint and several liabilities of any and all other Borrowers and any and all other Guarantors in respect of all of the Obligations, whether initially incurred by any such released Person or its Subsidiaries or otherwise) or the security interests and liens of the Agent with respect to the remaining Collateral in any manner whatsoever. Upon (and as conditions precedent to) each such release, pursuant to the foregoing provisions, of the applicable Collateral and, as the case may be, the Obligations as to each such applicable disposed Person and its Subsidiaries, then each of this Agreement and the other Loan Documents shall be, effective as of the effective date of such release, amended to delete each reference to the applicable disposed Collateral and, as the case may be, the applicable disposed Person and its Subsidiaries, whether as Borrowers or as Guarantors or otherwise, and to make such other related conforming changes in connection therewith, all as shall be necessary and appropriate in the good faith judgment of the Agent to effectuate the intention and purposes of this Agreement and the other Loan Documents, pursuant to amendment documents in form and substance mutually satisfactory to the Agent and the Borrowers."

          "In the event of (and concurrently with) the incurrence of the CNL Indebtedness and the related CNL Liens, and provided that at such time no Default or Event of Default is continuing and none would result from (or exist after giving effect to) such CNL Indebtedness and such CNL Liens, the Agent shall (and shall be authorized and permitted, on behalf of the Lenders, to) release, on a single occasion only, solely its security interests and liens on such portion of the CNL Collateral as shall then actually be subject to the CNL Liens, all upon the written request and at the expense of the Borrowers, in each case without impairing or otherwise affecting the security interests and liens of the Agent with respect to the remaining Collateral in any manner whatsoever. In the event any such released portion of the Collateral is at any time thereafter no longer subject to such CNL Liens, the Companies shall immediately so notify the Agent in writing and grant to the Agent (for the benefit of itself and the Lenders), as collateral security for the Obligations, a first priority perfected security interest in all such former CNL Collateral pursuant to the terms of the Security Documents."

     ss.1.12. Closing of Certain Restaurants. The Second Amendment to the Credit Agreement made certain adjustments to the financial covenants contained in the Credit Agreement, and the related definitions, in order to reflect the closing of a certain Peasant Restaurant located in Washington, D.C. (as referred to in the definition of Specified Restaurant Closing Expenses added by the Second Amendment to Section 1 of the Credit Agreement). The Supplemental Agreement made certain further adjustments to such financial covenants contained in the Credit Agreement in connection win the closing of certain other restaurants. In connection with the planned closing of the Mick's 19th Street Grille restaurant located in Washington, D.C., the Supplemental Agreement is hereby amended by (a) increasing the figure set forth in the second paragraph of the Supplemental Agreement by $300,000 so that such figure


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(as so amended) shall be "$1,455,000" rather than "$1,155,000" and (b) adding the following restaurant location to the list attached to the Supplemental Agreement as Schedule 1 thereto:

     "7. The Mick's 19th Street Grille restaurant located at 19th Street in Washington, D.C."

     ss.2. Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

          (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Agent and the Lenders, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

          (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in ss.ss.6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

     ss.3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, contemporaneously with the execution hereof, of each of the following, each in form and substance satisfactory to the Agent and the Lenders:

     (a) this Amendment signed by each of the Borrowers, the Guarantors, the Agent, and the Lenders;

     (b) the Amended and Restated Fee Letter of even date herewith, signed by each of the Borrowers, the Guarantors, the Agent, and the Lenders;

     (c) the amendment fee provided for in such Amended and Restated Fee Letter as being due and payable in connection herewith;

     (d) certificates of an appropriate officer of each of the Borrowers, dated as of the date hereof, as to (i) the corporate actions taken by each of the Borrowers authorizing the execution, delivery, and performance hereof, and (ii) the names, titles, incumbency, and specimen signatures of the officers of each of the Borrowers authorized to sign this Amendment on behalf of each of the Borrowers;


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                                      -8-


     (e) a favorable written legal opinion addressed to the Agent and the Lenders, dated as of the date hereof, from Schulte, Roth & Zabel, special counsel to the Borrowers, with respect to such matters as the Agent or the Lenders may reasonably request;

     (f) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that the representations and warranties contained in ss.2 hereof are true and correct on and as of date hereof, and

     (g) such other certificates, documents, or instruments with respect to this Amendment, as the Agent or the Lenders may reasonably request.

     ss.4. No Other Amendments or Waivers; Execution in Counterparts. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement, the Supplemental Agreement, and the other Loan Documents shall remain in full force and effect. Each of the Borrowers confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended and supplemented hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement, the Supplemental Agreement, and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement, the Supplemental Agreement, and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interest of the Lenders thereunder shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     ss.5. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                 The Borrowers:

                                   MORTON'S  RESTAURANT  GROUP,  INC
                                   THE PEASANT RESTAURANTS, INC.
                                   MORTON'S OF CHICAGO, INC.

                                   By:       /s/ Thomas J. Baldwin
                                      ----------------------------------
                                   Name:     Thomas J. Baldwin
                                        --------------------------------
                                   Title:    SVP Finance & CFO
                                         -------------------------------

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                    for itself and as Agent


                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------



                                   Consented and agreed to, by each of
                                   THE GUARANTORS (as defined in the
                                   Credit Agreement)

                                   By:       /s/ Thomas J. Baldwin
                                      ----------------------------------
                                   Name:     Thomas J. Baldwin
                                        --------------------------------
                                   Title:    SVP Finance & CFO
                                         -------------------------------
                                             for each of the Guarantors

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                                      -9-

     IN WITNESS WHEREOF, the parties thereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                 The Borrowers:

                                   MORTON'S  RESTAURANT  GROUP,  INC
                                   THE PEASANT RESTAURANTS, INC.
                                   MORTON'S OF CHICAGO, INC.

                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                    for itself and as Agent


                                   By:       /s/ Rod Guinn
                                      ----------------------------------
                                   Name:     Rod Guinn
                                        --------------------------------
                                   Title:    Director
                                         -------------------------------



                                   Consented and agreed to, by each of
                                   THE GUARANTORS (as defined in the
                                   Credit Agreement)

                                   By:
                                      ----------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------
                                             for each of the Guarantors